CONNER & WINTERS
                        A PROFESSIONAL CORPORATION

                                  LAWYERS

                           One Leadership Square
                      211 North Robinson, Suite 1700
                    Oklahoma City, Oklahoma  73102-7101
                              (405) 272-5711
                            FAX (405) 232-2695


                              October 17, 1996



Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place, Suite A
Gainesville, Florida  32653

     Re:  Perma-Fix Environmental Services, Inc.; Form S-3
          Registration Statement Registering 7,450,000 Shares of Common Stock; Our File No. 7034.23

Ladies and Gentlemen:

     We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed reoffer or resale from time to time by certain Selling Shareholders (as defined in the Registration Statement), of the following:

     (i) up to 6,030,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock") by RBB Bank Aktiengesellschaft ("RBB Bank") that are issuable by the Company to RBB Bank ("RBB Shares") as follows:

          (a) up to 3,700,000 shares being acquired by RBB Bank upon conversion of the Company's Series 3 Class C Convertible Preferred Stock, par value $.001 per share ("Series 3 Class C Preferred Stock"),

          (b) up to 330,000 shares being acquired by RBB Bank as payment of dividends on the Series 3 Class
               C Preferred Stock, and

Perma-Fix Environmental Services, Inc.
October 17, 1996
Page 2


          (c)  up to 2,000,000 shares being acquired by RBB
               Bank upon exercise of the RBB Warrants (as defined in the Registration Statement);

     (ii) up to 295,000 shares of Common Stock by J. P. Carey Enterprises, Inc. ("Carey") that are issuable by the Company to Carey (the "Carey Shares") upon the exercise of two (2) warrants previously issued by the Company to Carey ("Carey Warrants");

     (iii) up to 450,000 shares of Common Stock by J W Charles Financial Services, Inc. ("Charles") that are issuable by the Company to Charles ("Charles Shares") upon the exercise of one (1) warrant previously issued by the Company to Charles ("Charles Warrant");

     (iv) up to 175,000 shares of Common Stock by Search Group
          Capital, Inc. ("Search") that are issuable by the Company to Search ("Search Shares") upon the exercise of three (3) warrants previously issued by the Company to Search ("Search Warrants");

     (v) up to 100,000 shares of Common Stock by Marvin S. Rosen ("Rosen") that are issuable by the Company to Rosen ("Rosen Shares") upon the exercise of a warrant previously issued by the Company to Rosen ("Rosen Warrant");

     (vi) up to 200,000 shares of Common Stock by D. H. Blair Investment Banking Corporation ("Blair") that are issuable by the Company to Blair ("Blair Shares") upon the exercise of a warrant previously issued by the Company to Blair ("Blair Warrant"); and

     (vii) up to 200,000 shares of Common Stock by Steve Gorlin ("Gorlin") that are issuable by the Company to Gorlin ("Gorlin Shares") upon the exercise of a warrant previously issued by the Company to Gorlin ("Gorlin Warrant").

     We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we are of the opinion that:

     (i) the RBB Shares will constitute, if and when issued pursuant to the terms of the Series 3 Class C
          Preferred Stock and the RBB Warrants, validly issued and fully paid and nonassessable shares of Common
          Stock;

Perma-Fix Environmental Services, Inc.
October 17, 1996
Page 3

     (ii) the Carey Shares will constitute, if and when issued by the Company pursuant to the terms of the Carey
          Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

     (iii) the Charles Shares will constitute, if and when issued by the Company pursuant to the terms of the Charles Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (iv) the Search Shares will constitute, if and when issued by the Company pursuant to the terms of the Search Warrants, validly issued and fully paid and nonassessable shares of Common Stock;

     (v) the Rosen Shares will constitute, if and when issued by the Company pursuant to the terms of the Rosen
          Warrant, validly issued and fully paid and nonassessable shares of Common Stock;

     (vi) the Blair Shares will constitute, if and when issued by the Company pursuant to the Blair Warrant, validly issued and fully paid and nonassessable shares of Common Stock; and,

     (vii) the Gorlin Shares will constitute, if and when issued by the Company pursuant to the terms of the Gorlin Warrant, validly issued and fully paid and nonassessable shares of Common Stock.

     We consent to the reference to our firm under the heading
"Legal Opinion" and to the filing of this opinion as Exhibit 5.1 to said Registration Statement.

                                   Very truly yours,

                                   CONNER & WINTERS,
                                   A Professional Corporation

                                   /s/ Conner & Winters, P.C.


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